UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

       Date of report (date of earliest event reported): November 24, 2004



                         WPCS INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


Delaware                               0-26277                   98-0204758
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                 File Number)           Identification No.)

          140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (610) 903-0400

                           Copy of correspondence to:

                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

ITEM 1.01         Entry Into a Material Definitive Agreement; and
ITEM 2.01         Completion of Acquisition or Disposition of Assets

         On November 24, 2004, WPCS International Incorporated (the "Company"), acquired Quality Communications & Alarm Company, Inc., a New Jersey corporation ("Quality"), for $6,700,000 in cash, subject to adjustment. Quality was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, Richard Schubiger, Matthew Haber and Brian Fortier, dated as of November 24, 2004 (the "Agreement"). In connection with the acquisition, Quality entered into employment agreements with Messrs. Schubiger, Haber and Fortier, each for a period of two years.

         Quality is a provider of wireless infrastructure services and has established a strong presence in the public safety sector and gaming industry with well-known clients such as Nextel, New Jersey Transit, Motorola, The Seminole Tribe of Florida, Mohegan Sun Casino, Bally's Park Place Hotel & Casino, Resorts International, Taj Mahal Casino and The Hard Rock Cafe.

ITEM 9.01         Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     1. Audited Financial Statements of Quality for the years ended December 31, 2003 and 2002- Filed herewith.

     2. Unaudited Financial Statements of Quality for the nine month period ended September 30, 2004 and 2003- filed herewith.


(b)  Pro forma financial information.

     Pro forma financial information- filed herewith.

(c)  Exhibits.

     10.01   Stock  Purchase  Agreement  among WPCS  International Incorporated,
             Richard Schubiger, Matthew Haber and Brain Fortier, dated as of November 24, 2004 (previously filed).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WPCS INTERNATIONAL INCORPORATED




Date: December 30, 2004                  /s/ ANDREW HIDALGO
      -----------------                      --------------
                                             Andrew Hidalgo,
                                             Chairman, Chief Executive Officer
                                             and Director

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                          INDEX TO FINANCIAL STATEMENTS





                                                                                                             Page


Report of Independent Certified Public Accountant                                                             F-2

Balance Sheets as of December 31, 2003 and 2002                                                         F-3 - F-4

Statements of Operations for the years ended
    December 31, 2003 and 2002                                                                                F-5

Statements of Stockholders' Equity for the years ended
    December 31, 2003 and 2002                                                                                F-6

Statements of Cash Flows for the years ended
    December 31, 2003 and 2002                                                                          F-7 - F-8

Notes to Financial Statements                                                                          F-9 - F-14



                                LEONARD FRIEDMAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              385 Old Westbury Road
                           East Meadow, New York 11554
                     Tel: (516) 735-0824 Fax: (516) 735-6301
                          E-mail: lenmar@optonline.net


                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Shareholders of
   Quality Communications & Alarm Company, Inc.

I have audited the accompanying balance sheets of Quality Communications & Alarm Company, Inc., as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Communications & Alarm Company, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ Leonard Friedman CPA
East Meadow, New York
December 22, 2004

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,

                                     ASSETS                                               2003                   2002
                                                                                     --------------          ------------
CURRENT ASSETS
    Cash and cash equivalents                                                        $       38,642          $     67,420
    Accounts receivable                                                                   1,856,030             1,254,591
    Inventories                                                                             131,629                43,286
    Prepaid expenses and other current assets                                                24,593                35,591
                                                                                     --------------          ------------

         Total current assets                                                             2,050,894             1,400,888


PROPERTY AND EQUIPMENT, NET                                                                 509,960               491,340

OTHER ASSETS, security deposits                                                               5,200                 2,700
                                                                                     --------------          ------------

         Total Assets                                                                $    2,566,054          $  1,894,928
                                                                                     ==============          ============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,

                      LIABILITIES AND SHAREHOLDERS' EQUITY                                2003                    2002
                                                                                      --------------         -------------
CURRENT LIABILITIES
    Bank line of credit                                                              $      250,000          $    200,000
    Accounts payable and accrued expenses                                                   490,610               434,784
    Accrued pension payable                                                                  87,610               138,205
    Deferred revenue                                                                        248,662               105,976
    Current maturities of equipment loans payable                                           116,242               153,790
    Current maturities of promissory note payable                                                 -                14,479
    Deferred income taxes                                                                    19,968                10,731
                                                                                      --------------          ------------

         Total current liabilities                                                        1,213,092             1,057,965
                                                                                      --------------          ------------


EQUIPMENT LOANS PAYABLE, less current maturities                                            112,400               219,890

COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY
    Common stock - no par value; 2,500
       shares authorized; 1,500 shares issued and
        outstanding                                                                             500                   500
    Treasury stock, 1,000 shares at cost                                                   (105,000)             (105,000)
    Retained earnings                                                                     1,345,062               721,573
                                                                                      --------------          ------------

         Total Shareholders' Equity                                                       1,240,562               617,073
                                                                                      --------------          ------------

                   Total Liabilities and Shareholders' Equity                         $   2,566,054           $ 1,894,928
                                                                                      ==============          ============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                             YEAR ENDED DECEMBER 31,


                                                                                           2003                  2002
                                                                                      -------------         -------------

Revenue                                                                               $   8,339,060         $   5,863,152
Cost of revenue                                                                           4,649,710             3,420,015
                                                                                      --------------        --------------

         Gross profit                                                                     3,689,350             2,443,137
                                                                                      --------------        --------------

Operating expenses
    Selling, general and administrative                                                   2,869,537             2,350,229
    Depreciation and amortization                                                           160,597               142,602
                                                                                      --------------        --------------

                                                                                          3,030,134             2,492,831
                                                                                      --------------        --------------

         Operating profit (loss)                                                            659,216               (49,694)

Other income/(expense)
    Interest income                                                                           1,841                 4,190
    Interest expense                                                                        (26,795)              (27,720)
    Loss on disposition of fixed assets                                                       -                   (17,350)
                                                                                      --------------        --------------

                                                                                            (24,954)              (40,880)
                                                                                      --------------        --------------

         Earnings (loss) before income taxes                                                634,262               (90,574)

Income tax provision                                                                         10,773                   985
                                                                                      --------------        --------------

         NET INCOME (LOSS)                                                            $     623,489         $     (91,559)
                                                                                      ==============        ==============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                      YEAR ENDED DECEMBER 31, 2003 AND 2002


                                             CAPITAL          TREASURY            RETAINED
                                              STOCK            STOCK              EARNINGS         TOTAL
                                              -----            -----              --------         -----

Balance January 1, 2002                     $     500       $  (105,000)         $   813,132     $   708,632

Net (loss) for the year                             -                 -              (91,559)        (91,559)
                                            ----------      ------------         ------------    ------------

Balance December 31, 2002                         500          (105,000)             721,573         617,073

Net Income for the year                             -                 -              623,489         623,489
                                            ----------      ------------         ------------    ------------

Balance December 31, 2003                   $     500       $  (105,000)         $ 1,345,062     $ 1,240,562
                                            ==========      ============         ============    ============




        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                             YEAR ENDED DECEMBER 31,

                                                                                       2003             2002
                                                                                   ------------      ------------

Cash flows from operating activities
    Net income (loss)                                                              $   623,489      $   (91,559)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
          Depreciation and amortization                                                160,597          142,602
          Loss on disposition of assets                                                      -           17,350
          Deferred taxes payable                                                         9,237             (745)
          Changes in operating assets and liabilities:
              Accounts receivable                                                     (601,439)        (101,863)
              Inventories                                                              (88,343)           2,664
              Prepaid expenses                                                           3,498          (14,690)
              Other assets                                                              (2,500)               -
              Accounts payable and accrued expenses                                     55,826          126,012
              Deferred revenue                                                         142,686           16,312
              Accrued pension payable                                                  (50,595)           5,482
                                                                                   ------------      ------------

         Net cash provided by operating activities                                     252,456          101,565
                                                                                   ------------      ------------

Cash flows from investing activities
    Proceeds from disposition of fixed assets                                                -           32,500
    Acquisition of customer list                                                             -          (15,000)
    Acquisition of property and equipment                                             (151,417)         (76,014)
                                                                                   ------------      ------------

         Net cash used in investing activities                                        (151,417)         (58,514)
                                                                                   ------------      ------------

Cash flows from financing activities
    Borrowings on line of credit                                                        50,000          150,000
    Repayment of equipment loans payable                                              (165,338)        (150,655)
    Repayment of promissory note payable                                               (14,479)         (13,117)
                                                                                   ------------      ------------


         Net cash used in financing activities                                        (129,817)         (13,772)
                                                                                   ------------      ------------

         NET INCREASE (DECREASE) IN CASH
             AND CASH EQUIVALENTS                                                      (28,778)          29,279

Cash and cash equivalents, beginning of year                                            67,420           38,141
                                                                                   ------------      ------------

Cash and cash equivalents, end of year                                             $    38,642       $    67,420
                                                                                   ============      ============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                             YEAR ENDED DECEMBER 31,

                                                                                        2003              2002
                                                                                        ----              ----
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the period for:
      Interest                                                                       $  15,384          $ 25,094
                                                                                     =========          ========
      Income taxes                                                                   $     985          $  2,640
                                                                                     =========          ========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Equipment purchased through bank loans                                         $  20,300          $ 91,887
                                                                                     =========          ========




        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Quality Communications & Alarm Company, Inc. (the "Company") is engaged in the business of providing wireless communication infrastructure services, sales of equipment and maintenance including consulting, initial design and installation, engineering, integration and acceptance testing throughout the United States serving the needs for the public safety, commercial and the gaming industry. The Company was incorporated in 1994 in the State of New Jersey and is headquartered in Lakewood, New Jersey.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1.  Cash and Cash Equivalents

         Cash and cash equivalents include all cash and highly liquid investments with an original maturity of three months or less.

     2.  Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts based on its history of write-offs, current economic conditions and an evaluation of the credit risk related to specific customers.

     3.  Property and Equipment

         Property and equipment are stated at cost. Depreciation and amortization are provided for, using straight-line and accelerated methods, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the shorter of the service lives of the assets or the term of the lease. Repairs and maintenance are charged to operations as incurred.

     4.  Revenue recognition

         Revenue is recognized based upon contract terms and completion of the sales process. Revenue is generated from delivery of equipment, installation of wireless devices and annual maintenance fees billed to enterprises and consumers. Revenues are recognized when equipment is delivered or the installation is completed. For annual maintenance contracts, revenue is recognized over the service period and any revenue that relates to more than one service period is recognized ratably over those service periods.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                           December 31, 2003 and 2002


NOTE 1 (continued)

     5.  Cost of Revenue

         Cost of revenue includes all direct labor costs, materials, subcontractors, equipment costs and other costs related to contract performance such as supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

     6.  Inventory

         Inventory consists of parts and supplies and is stated using the average cost method.

     7.  Income Taxes

         The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. In general, corporate income or loss of an "S" Corporation is allocated to the Stockholders for inclusion in their personal Federal Income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements.

         The Company has also elected to be treated as an "S" Corporation for New Jersey state income tax purposes. However, the State of New Jersey does impose a tax on "S" Corporation income at a reduced rate and, accordingly, a provision for such tax is included in the accompanying financial statements.

    8.   Uses of Estimates and Fair Value of Financial Instruments

         In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable and debt, approximates carrying value due to the immediate or short-term maturity associated with its cash and accounts receivable and the interest rates associated with its debt.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                           December 31, 2003 and 2002

NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                           Estimated
                                                          useful life
                                                            (years)                  2003                2002
                                                          -----------              ----------          ----------
      Furniture and equipment                                5 - 7                 $ 421,656           $ 324,303
      Automobiles                                            5 - 7                   621,182             593,218
      Leasehold improvements                                 3 - 10                   39,782              39,782
                                                                                   ----------          ----------
                                                                                   1,082,620             957,303
      Less accumulated depreciation
          and amortization                                                           572,660             465,963
                                                                                   ----------          ----------
                                                                                   $ 509,960           $ 491,340
                                                                                   ==========          ==========

     Depreciation and amortization expense for property and equipment for the years ended December 31, 2003 and 2002 was approximately $153,097 and $136,977, respectively.

NOTE 3 - LINE OF CREDIT

     On May 17, 2004, the Company renewed its line of credit agreement with a major bank that provided for a borrowing facility not to exceed $1,000,000. The borrowing limit is up to 70% of eligible accounts receivable other than Nextel, plus 25% of Nextel receivables. At December 31, 2003 and at December 31, 2002, the borrowing base was $750,000 and the outstanding balance was $250,000 and $200,000 respectively. The line of credit is collateralized by all of Company's accounts receivable, inventory and equipment and bears interest at the Bank's Prime Rate plus 0.25% (4.25% and 4.50% as of December 31, 2003 and 2002 respectively). In addition, the Company and all shareholders of the Company have personally guaranteed this line of credit facility. This line is subject to annual renewal by the bank. Accrued interest is payable monthly.


     In addition, the Company renewed its revolving term loan agreement with the same bank to finance equipment purchases that provided for a borrowing facility not to exceed $200,000. The Note calls for monthly payments of interest only for the first year at the Bank's Prime Rate plus 0.25%, with any balance remaining as of the anniversary date converting into a term loan of sixty (60) equal monthly payments of principal and interest combined at the Bank's Prime Rate plus 2.25%. The line is collateralized by all current and future assets of the Company and personally guaranteed by all shareholders of the Company. At December 31, 2003 and at December 31, 2002, the outstanding balance was $50,075 and $63,397 respectively (Note
     4).

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)

                           December 31, 2003 and 2002
NOTE 4 - EQUIPMENT LOANS PAYABLE

    Equipment loans payable at December 31, 2003 and 2002 consist of the following:

                                                                                 2003                 2002
                                                                                 ----                 ----
  Equipment loans payable to banks and other financing agencies with principal and interest due monthly through October 2007, interest rates, fixed and variable, ranging
  from  0% to 8.7%, collateralized by vehicles                               $  228,642            $ 388,159

    Less: current maturities                                                    116,242              168,269
                                                                             ----------            ---------

    Long-term debt                                                           $  112,400            $ 219,890
                                                                             ==========            =========


    Aggregate maturities on equipment loans payable are as follows:

    Year ended December 31,                                                      2003                 2002
                                                                                 ----                 ----
            2003                                                             $        0            $ 168,269
            2004                                                                116,242              113,337
            2005                                                                 64,483               56,989
            2006                                                                 34,555               32,407
            2007                                                                 13,362               17,157
                                                                             ----------            ---------

                                                                             $  228,642            $ 388,159
                                                                             ==========            =========

    Related interest expense for the years ended December 31, 2003 and 2002 was $15,384 and $25,094, respectively.

NOTE 5 - INCOME TAXES

The provision for income taxes for the years ended at December 31, 2003 and
2002 is summarized as follows:
                                                                                 2003                 2002
                                                                                 ----                 ----
                                 Current:
         Federal                                                                      -                    -
         State                                                              $     1,536            $   1,730

    Deferred:
         Federal                                                                      -                    -
         State                                                              $     9,237            $    (745)
                                                                            ------------           ----------

                  Total                                                     $    10,773            $     985
                                                                            ============           ==========

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                           December 31, 2003 and 2002


NOTE 6 - RELATED PARTY TRANSACTIONS

    On November 5, 2002, the Company sold a fixed asset to one of its shareholders. The Company received $32,500 from this shareholder and recorded a loss of $17,350 on disposition of this asset.

NOTE 7 - EMPLOYEE PROFIT SHARING PLAN

    The Company has an employee profit sharing plan under Section 401(k) of the Internal Revenue Code covering eligible employees. Pursuant to the plan eligible employees may elect to defer a portion of their annual salary by contributing to the plan. The Company makes a matching contribution of up to 3% of the employees' annual wages. Contributions to the profit sharing plan are made at the discretion of the Board of Directors. The Company's contribution for the year ended December 31, 2003 and 2002 amounted to $149,609 and $171,950, respectively, and is included in employee benefits in general and administrative expenses.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

    Litigation

    The Company from time to time is subject to certain legal proceedings and claims which have arisen in the ordinary course of its business. These actions when ultimately concluded will not, in the opinion of management, have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

    Lease Commitments

    The Company leases its main office facilities pursuant to non-cancelable operating leases expiring through August 31, 2007. The minimum rental commitments under these non-cancelable leases, at December 31, 2003, are summarized as follows:



         Year ending December 31,
                2004                                           $    60,000
                2005                                                60,000
                2006                                                60,000
                2007                                                40,000
                                                               -----------

         Total minimum lease payments                          $   220,000
                                                               ===========

    Rent expense for all operating leases was $60,620 and $43,331 in 2003 and 2002, respectively.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                           December 31, 2003 and 2002


NOTE 9 - SUBSEQUENT EVENT

On November 24, 2004, the shareholders of the Company approved a Stock Purchase Agreement with WPCS International Incorporated ("WPCS"). Pursuant to the terms of the agreement, WPCS acquired 100% of the Company's issued and outstanding common stock in exchange for $6,700,000 in cash, subject to adjustment.

In connection with the acquisition, the outstanding loan balances on the line of credit and the revolving term loan agreement, referred to in Note 3, were repaid and the loans were not renewed with the Bank.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                          INDEX TO FINANCIAL STATEMENTS




                                                                                                  Page


Condensed Balance Sheets as of September 30, 2004 and 2003                                  F-16 - F-17

Condensed Income Statements for the nine months ended
    September 30, 2004 and 2003                                                                    F-18

Condensed Statements of Cash Flows for the nine months ended
    September 30, 2004 and 2003                                                             F-19 - F-20

Notes to Condensed Financial Statements                                                     F-21 - F-24

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                            CONDENSED BALANCE SHEETS


                                                                                      (UNAUDITED)

                                                                                     September 30,          December 31,
                                    ASSETS                                              2004                   2003
                                                                                   ---------------        --------------
CURRENT ASSETS
    Cash and cash equivalents                                                      $        48,099        $       38,642
    Accounts receivable, net of allowance of $14,000 at
        September 30, 2004 and $0 at December 31, 2003                                   1,864,003             1,856,030
    Inventories                                                                            403,648               131,629
    Prepaid expenses and other current assets                                               94,882                24,593
                                                                                   ---------------        --------------

         Total current assets                                                            2,410,632             2,050,894


PROPERTY AND EQUIPMENT, NET                                                                534,348               509,960

OTHER ASSETS, security deposits                                                              5,200                 5,200
                                                                                   ---------------        --------------

         Total Assets                                                              $     2,950,180        $    2,566,054
                                                                                   ===============        ==============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                            CONDENSED BALANCE SHEETS

                                                                                       (UNAUDITED)

                                                                                      September 30,         December 31,
                      LIABILITIES AND SHAREHOLDERS' EQUITY                                2004                   2003
                                                                                      -------------         --------------
CURRENT LIABILITIES
    Bank line of credit                                                              $      250,000         $      250,000
    Accounts payable and accrued expenses                                                   574,855                490,610
    Accrued pension payable                                                                       -                 87,610
    Deferred revenue                                                                        155,522                248,662
    Current maturities of equipment loans payable                                            97,331                116,242
    Deferred income taxes                                                                    25,874                 19,968
                                                                                     ---------------        ---------------

         Total current liabilities                                                        1,103,582              1,213,092
                                                                                     ---------------        ---------------


EQUIPMENT LOANS PAYABLE, less current maturities                                            119,584                112,400

COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY
    Common stock - no par value; 2,500
       shares authorized; 1,500 shares issued and
        outstanding                                                                             500                    500
    Treasury stock, 1,000 shares at cost                                                   (105,000)              (105,000)
    Retained earnings                                                                     1,831,514              1,345,062
                                                                                     ---------------        ---------------

         Total Shareholders' Equity                                                       1,727,014              1,240,562
                                                                                     ---------------        ---------------

                   Total Liabilities and Shareholders' Equity                        $    2,950,180         $    2,566,054
                                                                                     ===============        ===============




        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                           CONDENSED INCOME STATEMENTS
                                   (UNAUDITED)


                                                                                              Nine months ended
                                                                                                September 30,
                                                                                          2004                  2003
                                                                                     --------------       ---------------

Revenue                                                                              $    7,733,309       $      5,845,961
Cost of revenue                                                                           4,809,621              3,386,168
                                                                                     ---------------      -----------------

         Gross profit                                                                     2,923,688              2,459,793
                                                                                     ---------------      -----------------

Operating expenses
    Selling, general and administrative                                                   2,264,726              1,844,179
    Depreciation and amortization                                                           136,875                119,625
    Provision for doubtful debts                                                             14,000                      -
                                                                                     ---------------      -----------------

                                                                                          2,415,601              1,963,804
                                                                                     ---------------      -----------------

         Operating profit                                                                   508,087                495,989

Other income/(expense)
    Interest income                                                                             952                  1,478
    Interest expense                                                                        (15,290)               (19,986)
                                                                                     ---------------      -----------------

                                                                                            (14,338)               (18,508)
                                                                                     ---------------      -----------------

         Earnings before income taxes                                                       493,749                477,481

Income tax provision                                                                          7,296                  8,205
                                                                                     ---------------      -----------------

         NET INCOME                                                                  $      486,453       $        469,276
                                                                                     ===============      =================


        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          Nine months ended
                                                                                            September 30,
                                                                                       2004             2003
                                                                                   ------------      ----------
Cash flows from operating activities
    Net income                                                                     $   486,453      $   476,523
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                                                136,875          119,625
          Provision for doubtful accounts                                               14,000                -
          Deferred taxes payable                                                         5,906            7,247
          Changes in operating assets and liabilities:
              Accounts receivable                                                      (21,973)         117,389
              Inventories                                                             (272,019)         (57,995)
              Prepaid expenses                                                         (72,164)         (20,686)
              Other assets                                                                   -           (2,500)
              Accounts payable and accrued expenses                                     84,245           85,806
              Deferred revenue                                                         (93,140)           2,328
              Accrued pension payable                                                  (87,610)        (138,205)
                                                                                   ------------     ------------

         Net cash provided by operating activities                                     180,573          582,285
                                                                                   ------------     ------------

Cash flows from investing activities
    Acquisition of property and equipment                                              (59,950)        (100,878)
                                                                                   ------------     ------------

         Net cash used in investing activities                                         (59,950)        (100,878)
                                                                                   ------------     ------------

Cash flows from financing activities
    Repayment of borrowings on line of credit                                                -         (200,000)
    Repayment of promissory note payable                                                     -          (14,479)
    Repayment of equipment loans payable                                              (111,166)        (128,493)
                                                                                   ------------     ------------

         Net cash used in financing activities                                        (111,166)        (342,972)
                                                                                   ------------     ------------

         NET INCREASE IN CASH
             AND CASH EQUIVALENTS                                                        9,457          138,435

Cash and cash equivalents, beginning of year                                            38,642           67,420
                                                                                   ------------     ------------

Cash and cash equivalents, end of year                                             $    48,099      $   205,855
                                                                                   ============     ============



        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                                   (UNAUDITED)

                                                                                           Nine months ended
                                                                                             September 30,
                                                                                         2004             2003
                                                                                     -----------      -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the period for:
      Interest                                                                       $     12,127     $    15,384
                                                                                     ============     ===========
      Income taxes                                                                   $      1,538     $       985
                                                                                     ============     ===========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Equipment purchased through bank loans                                         $     99,439     $    20,300
                                                                                     ============     ===========




        The accompanying notes are an integral part of these statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States of America. Accordingly, the unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2003. Operating results for the nine month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the full year.

     Company's activities - Quality Communications & Alarm Company, Inc. (the "Company") is engaged in the business of providing wireless communication infrastructure services, sales of equipment and maintenance including consulting, initial design and installation, engineering, integration and acceptance testing throughout the United States serving the needs for the public safety, commercial and the gaming industry. The Company was incorporated in 1994 in the State of New Jersey and is headquartered in Lakewood, New Jersey.

     Uses of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - Revenue is recognized based upon contract terms and completion of the sales process. Revenue is generated from delivery of equipment, installation of wireless devices and annual maintenance fees billed to enterprises and consumers. Revenues are recognized when equipment is delivered or the installation is completed. For annual maintenance contracts, revenue is recognized over the service period and any revenue that relates to more than one service period is recognized ratably over those service periods.

     Cost of Revenue - Cost of revenue includes all direct labor costs, materials, subcontractors, equipment costs and other costs related to contract performance such as supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

     Inventory - Inventory consists of parts and supplies and is stated using the average cost method.

     Income Taxes - The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. In general, corporate income or loss of an "S" Corporation is allocated to the Stockholders for inclusion in their personal Federal Income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements.

     The Company has also elected to be treated as an "S" Corporation for New Jersey state income tax purposes. However, the State of New Jersey does impose a tax on "S" Corporation income at a reduced rate and, accordingly, a provision for such tax is included in the accompanying financial statements.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 2004 and December 31, 2003:

                                                           Estimated
                                                          useful life         September 30,        December 31,
                                                            (years)               2004                 2003
                                                            -------           -------------       -------------

      Furniture and equipment                                5 - 7            $     454,615       $     421,656
      Automobiles                                            5 - 7                  642,607             621,182
      Leasehold improvements                                 3 - 10                  39,782              39,782
                                                                              -------------       -------------

                                                                                  1,137,004           1,082,620
      Less accumulated depreciation
          and amortization                                                          602,656             572,660
                                                                              -------------       -------------

                                                                              $     534,348       $     509,960
                                                                              =============       =============

     Depreciation and amortization expense for property and equipment for the nine months ended September 30, 2004 and 2003 was approximately $135,000 and $114,000, respectively.

NOTE 3 - LINE OF CREDIT

     On May 17, 2004, the Company renewed its line of credit agreement with a major bank that provided for a borrowing facility not to exceed $1,000,000. The borrowing limit is up to 70% of eligible accounts receivable other than Nextel, plus 25% of Nextel receivables. At September 30, 2004 and at December 31, 2003, the borrowing base was $1,000,000 and $750,000, respectively and the outstanding balance was $250,000. The line of credit is collateralized by all of Company's accounts receivable, inventory and equipment and bears interest at the Bank's Prime Rate plus 0.25% (4.75% and 4.25% as of September 30, 2004 and December 31, 2003 respectively). In addition, the Company and all shareholders of the Company have personally guaranteed this line of credit facility. This line is subject to annual renewal by the bank. Accrued interest is payable monthly.

     In addition, the Company renewed its revolving term loan agreement with the same bank to finance equipment purchases that provided for a borrowing facility not to exceed $200,000. The Note calls for monthly payments of interest only for the first year at the Bank's Prime Rate plus 0.25%, with any balance remaining as of the anniversary date converting into a term loan of sixty (60) equal monthly payments of principal and interest combined at the Bank's Prime Rate plus 2.25%. The line is collateralized by all current and future assets of the Company and personally guaranteed by all shareholders of the Company. At September 30, 2004 and at December 31, 2003, the outstanding balance was $39,275 and $50,075 respectively (Note
     4).

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

NOTE 4 - EQUIPMENT LOANS PAYABLE

    Equipment loans payable at September 30, 2004 and December 31, 2003 consist of the following:

                                                                          September 30,           December 31,
                                                                                 2004                 2003
                                                                                 ----                 ----
  Equipment loans payable to banks and other financing agencies with principal and interest due monthly through October 2007, interest rates, fixed and variable, ranging
   from  0% to 8.7%, collateralized by vehicles                              $     216,915        $     228,642

    Less: current maturities                                                        97,331              116,242
                                                                             -------------        -------------

    Long-term debt                                                           $     119,584        $     112,400
                                                                             =============        =============


    Aggregate maturities on equipment loans payable are as follows:

    Period ended                                                            September 30,          December 31,
                                                                                 2004                 2003
                                                                                 ----                 ----
            2004                                                             $           0        $     116,242
            2005                                                                    65,278               64,483
            2006                                                                    42,858               34,555
            2007                                                                    11,448               13,362
                                                                             -------------        -------------

                                                                             $     119,584        $     226,642
                                                                             =============        =============


    Related interest expense for the nine months ended September 30, 2004 and 2003 was $12,127 and $12,584, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

    Litigation

    The Company from time to time is subject to certain legal proceedings and claims, which have arisen in the ordinary course of its business. These actions when ultimately concluded will not, in the opinion of management, have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

                  QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

NOTE 6 - SUBSEQUENT EVENT

On November 24, 2004, the shareholders of the Company approved a Stock Purchase Agreement with WPCS International Incorporated ("WPCS"). Pursuant to the terms of the agreement, WPCS acquired 100% of the Company's issued and outstanding common stock in exchange for $6,700,000 in cash, subject to adjustment.

In connection with the acquisition, the outstanding loan balances on the line of credit and the revolving term loan agreement, referred to in Note 3, were repaid and the loans were not renewed with the Bank.

                    INDEX TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL INFORMATION

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION                                                             F-26

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET-
"WPCS" AT OCTOBER 31, 2004 AND "QUALITY" AT SEPTEMBER 30, 2004                                          F-27 - F-28

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEET AT OCTOBER 31, 2004                                                                           F-29

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
 OPERATIONS -"WPCS" FOR TWELVE MONTHS ENDED APRIL 30, 2004
 AND "QUALITY " FOR TWELVE MONTHS ENDED MARCH 31, 2004                                                   F-30- F-31

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR TWELVE MONTHS ENDED APRIL 30, 2004                                              F-32

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT -
"WPCS" FOR SIX MONTHS ENDED OCTOBER 31, 2004 AND "QUALITY "
FOR SIX MONTHS ENDED SEPTEMBER 30, 2004                                                                     F-33

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
INCOME STATEMENT FOR SIX MONTHS ENDED OCTOBER 31, 2004                                                      F-34


                         WPCS INTERNATIONAL INCORPORATED

     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed consolidated financial information of WPCS International Incorporated ("WPCS" or the "Company") and its acquisition of Quality Communications & Alarm Company, Inc. ("Quality") to present the results of operations and financial position of WPCS had the merger been completed at an earlier date.

ACQUISITION OF QUALITY COMMUNICATIONS & ALARM COMPANY, INC.

On November 24, 2004, ( the "Closing Date") WPCS acquired Quality for $6,700,000 in cash, subject to adjustment. Quality was acquired pursuant to a Stock Purchase Agreement ( the "Agreement") among WPCS, Richard Schubiger, Matthew Haber and Brian Fortier. In connection with the acquisition, Quality entered into employment agreements with Messrs. Schubiger, Haber and Fortier, each for a period of two years.

Quality is a New Jersey based provider of wireless infrastructure services and has established a strong presence in the public safety sector and gaming industry with well-known clients such as Nextel, New Jersey Transit, Motorola, The Seminole Tribe of Florida, Mohegan Sun Casino, Bally's Park Place Hotel & Casino, Resorts International, Taj Mahal Casino and The Hard Rock Cafe.

The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the merger as if it had occurred on October 31, 2004 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the acquisition as if it had occurred on May 1, 2003 for the twelve months ended April 30, 2004, and on May 1, 2004, for the six months ended October 31, 2004, respectively.

The acquisition of Quality is accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, we expect to recognize goodwill of approximately $4,987,000. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets.

This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the twelve months ended April 30, 2004 have been prepared utilizing (a) the audited financial statements of WPCS included in Form 10-KSB for the fiscal year ended April 30, 2004; (b) the unaudited financial statements of Quality for the twelve months ended March 31, 2004; (c) the unaudited financial statements of Clayborn Contracting Group, Inc. for the four months ended August 31, 2003; and (d) the unaudited financial statements of Heinz Corporation for the eleven months ended March 31, 2004.

The unaudited pro forma results for the six months ended October 31, 2004 have been prepared utilizing (a) the unaudited interim financial statements of WPCS included in Form 10-QSB for the six months ended October 31, 2004 and (b) the unaudited financial statements of Quality for the six months ended September 30, 2004.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Agreement been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", WPCS's audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended April 30, 2004 incorporated herein by reference, Quiality's audited financial statements, including the notes thereto, for the years ended December 31, 2003 and 2002, and other historical financial information appearing elsewhere herein.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Balance Sheet
                              for October 31, 2004

                                                                                                                  PRO FORMA
                                                                  SEPTEMBER 30,                                 CONSOLIDATED
                                          OCTOBER 31, 2004            2004                  PRO FORMA               AFTER
                                                WPCS                 QUALITY               ADJUSTMENTS           ACQUISITION
                                          ------------------    ------------------      ------------------    ------------------
                 ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                        $632,503             $48,099     (a)      $9,250,000             $3,230,602
                                                                                   (b)     ($6,700,000)

Accounts receivable, net of allowance            6,805,486           1,864,003                       -              8,669,489
Costs and estimated earnings in excess
of billings on uncompleted contracts             2,352,760                   -                       -              2,352,760

Inventory                                          104,799             403,648                       -                508,447

Prepaid expenses                                   252,878              94,882                       -                347,760

Deferred income taxes                               50,000                   -                       -                 50,000
                                          ----------------    ----------------          --------------        ---------------
Total current assets
                                                10,198,426           2,410,632               2,550,000             15,159,058


PROPERTY AND EQUIPMENT, net                        942,407             534,348                       -              1,476,755

CUSTOMER LISTS                                     524,833                   -                       -                524,833

GOODWILL                                         8,637,329                   -     (c)       4,987,112             13,624,441

OTHER ASSETS                                       169,693               5,200                       -                174,893
                                          ----------------    ----------------          --------------        ---------------

 Total assets                                  $20,472,688          $2,950,180              $7,537,112            $30,959,980
                                          ================    ================          ==============        ===============

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Balance Sheet
                              for October 31, 2004

                                                                             SEPTEMBER 30,                            PRO FORMA
                                                          OCTOBER 31, 2004       2004              PRO FORMA      AFTER CONSOLIDATED
                                                               WPCS            QUALITY             ADJUSTMENTS        ACQUISITION
                                                          ----------------  ---------------      ---------------- ------------------
      LIABILITIES AND SHARHOLDERS' EQUITY
 CURRENT LIABILITIES:
      Borrowings under lines of credit                           $378,231         $250,000                   -             $628,231

      Current maturities of capital lease obligation                2,664                -                   -                2,664

      Current maturities of loans payable                          96,645           97,331                   -              193,976

      Accounts payable and accrued expenses                     5,373,911          574,855  (c)         40,000            5,988,766
      Billings in excess of costs and estimated earnings
      on uncompleted contracts                                  1,387,656          155,522                                1,543,178

      Due to shareholders                                          73,245                -                   -               73,245

      Income taxes payable                                        167,342                -                   -              167,342

      Deferred income taxes                                       193,100           25,874  (c)        (25,874)             193,100
                                                          ----------------  ---------------      ---------------- ------------------

      Total current liabilities                                 7,672,794        1,103,582              14,126            8,790,502


 Capital lease obligation, net of current portion                     708                -                   -                  708

 Loans payable, net of current portion                            175,300          119,584                   -              294,884

 Due to shareholders, net of current portion                    1,026,755                -                   -            1,026,755

 Deferred income taxes                                            202,900                -                   -              202,900
                                                          ----------------  ---------------      ---------------- ------------------
      Total liabilities
                                                                9,078,457        1,223,166              14,126           10,315,749
                                                          ----------------  ---------------      ---------------- ------------------
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDERS' EQUITY:
      Preferred Stock - $0.0001 par value, 5,000,000
      shares authorized                                                 -                -                   -                    -
      Common Stock - $0.0001 par value, 75,000,000
      shares authorized                                             2,085              500  (a)          2,500                4,585

                                                                        -                   (d)           (500)                   -

      Additional paid-in capital                               11,964,588         (105,000) (a)      9,247,500           21,212,088

                                                                        -                   (d)        105,000                    -

      Unearned consulting services                                (12,853)               -                   -              (12,853)

      Retained earnings (accumulated deficit)                    (559,589)       1,831,514  (d)     (1,831,514)            (559,589)
                                                          ----------------  ---------------      ---------------- ------------------

      Total shareholders' equity                               11,394,231        1,727,014           7,522,986           20,644,231
                                                          ----------------  ---------------      ---------------- ------------------

       Total liabilities and shareholders' equity             $20,472,688       $2,950,180          $7,537,112          $30,959,980
                                                          ================  ===============      ================ ==================



                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                        BALANCE SHEET AT OCTOBER 31, 2004

NOTE 1. On November 24, 2004, WPCS acquired Quality. For accounting purposes in the unaudited condensed consolidated balance sheet at October 31, 2004, this transaction has been treated as an acquisition with the net assets of each acquired company being stated at fair value in accordance with the purchase method of accounting.

NOTE 2. The unaudited pro forma consolidated balance sheet at October 31, 2004 presented herein has been prepared as if the acquisition of Quality by WPCS had been consummated on May 1, 2004. Pro forma balance sheet adjustments have been made for the following:


(a) To record the net proceeds received of $9,250,000 from the issuance of WPCS common stock, which was used primarily to finance the acquisition of Quality. On November 16, 2004, the Company sold an aggregate of $10,000,000 of the Company's common stock ("Common Stock") and common stock purchase warrants ("Warrants") to eight investors. The Company sold an aggregate of 25,000,000 shares of Common Stock and 25,000,000 Warrants to the investors. The Common Stock and the Warrants were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933. Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the Common Stock and the Common Stock issuable upon exercise of the Warrants to be filed no later than 45 days after the closing.

The Company paid the placement agent of the offering a cash fee of 6.5% of the proceeds of the offering, and a finders fee of $100,000 to another third party in connection with the offering.

(b) To record the cash consideration of $6,700,000 paid to the shareholders of Quality at the closing of the acquisition.

(c) To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill). The preliminary allocation of the purchase price is based on the unaudited balance sheet of Quality as of September 30, 2004. Upon completion of a formal purchase price allocation, the amounts assigned to tangible assets, other intangible assets and goodwill may change. Based on the preliminary financial information currently available, the purchase price and purchase price allocation are summarized as follows:

Purchase price paid as:
       Cash consideration                                                 $6,700,000
       Transaction costs                                                      40,000
                                                                   ------------------
       Total purchase price consideration                                  6,740,000

Allocated to:
       Historical net book value of Quality at September 30, 2004         (1,727,014)
       Elimination of Quality deferred tax liability                         (25,874)
                                                                   ------------------

Cost in excess of net assets acquired                                     $4,987,112
                                                                   ==================

(d) To reflect the elimination of the shareholders' equity accounts of Quality of ($1,727,014).

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Statement of Operations
                        for the Year Ended April 30, 2004


                                                 FOR THE YEAR           FOR THE FOUR         FOR THE ELEVEN
                                               ENDED APRIL 30,          MONTHS ENDED          MONTHS ENDED
                                                     2004             AUGUST 31, 2003        MARCH 31, 2004
                                                     WPCS                 CLAYBORN                HEINZ
                                              -------------------    -------------------    ------------------
 Revenue                                             $22,076,246             $1,532,979            $3,627,278
                                              -------------------    -------------------    ------------------
Costs and expenses:

Cost of revenue                                       16,076,155              1,092,206             3,183,658

Selling, general and administrative expenses           5,560,583                605,512               571,668

Provision for doubtful accounts                           91,137                      -                14,997

Depreciation and amortization                            382,510                 47,610                27,646
                                              -------------------    -------------------    ------------------

Total costs and expenses                              22,110,385              1,745,328             3,797,969
                                              -------------------    -------------------    ------------------
Operating income(loss)
                                                         (34,139)              (212,349)             (170,691)

Interest expense                                          14,048                      -                     -
                                              -------------------    -------------------    ------------------
Income(loss) before provision for income taxes
                                                         (48,187)              (212,349)             (170,691)

Income tax provision                                     (76,000)                84,041                     -
                                              -------------------    -------------------    ------------------
 Net income(loss)                                      ($124,187)             ($128,308)            ($170,691)
                                              ===================    ===================    ==================

Basic net loss per common share                           ($0.01)
                                              ===================

Diluted net income per common share


Basic weighted average number of common shares
outstanding                                           18,260,359
                                              ===================

Diluted weighted average number of common shares outstanding


                                      F-30

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Statement of Operations
                  for the Year Ended April 30, 2004 (continued)



                                                FOR THE TWELVE
                                                 MONTHS ENDED                                     PRO FORMA
                                                MARCH 31, 2004             PRO FORMA          CONSOLIDATED AFTER
                                                   QUALITY                ADJUSTMENTS            ACQUISITIONS
                                              -------------------      -------------------    -------------------

 Revenue                                              $9,313,406                $       -            $36,549,909
                                              -------------------      -------------------    -------------------
Costs and expenses:

Cost of revenue                                        5,122,155                        -             25,474,174

Selling, general and administrative expenses           3,103,989                        -              9,841,752

Provision for doubtful accounts                                -                        -                106,134

Depreciation and amortization                            170,597  (f)             140,333                768,696
                                              -------------------      -------------------    -------------------

Total costs and expenses                               8,396,741                  140,333             36,190,756
                                              -------------------      -------------------    -------------------
Operating income(loss)
                                                         916,665                 (140,333)               359,153

Interest expense                                          22,997                        -                 37,045
                                              -------------------      -------------------    -------------------
Income(loss) before provision for income taxes
                                                         893,668                 (140,333)               322,108

Income tax provision                                      (8,416) (e)            (210,000)              (210,375)
                                              -------------------      -------------------    -------------------
 Net income(loss)                                       $885,252                ($350,333)              $111,733
                                              ===================      ===================    ===================

Basic net loss per common share                                                                            $0.01
                                                                                              ===================

Diluted net income per common share                                                                        $0.01
                                                                                              ===================

Basic weighted average number of common shares
outstanding                                                                                           19,229,804
                                                                                              ===================

Diluted weighted average number of common
shares outstanding                                                                                    21,639,726
                                                                                              ===================

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED APRIL 30, 2004

NOTE 1. WPCS completed the following transactions: (a) on August 22, 2003, merged with Clayborn Contracting Group, Inc. ("Clayborn"), (b) on April 2, 2004 merged with Heinz and (c) on November 24, 2004 acquired Quality. The results of operations of Clayborn and Heinz have been included in the historical financial statements of WPCS from August 22, 2003 and April 2, 2004, respectively. For accounting purposes, each of these transactions has been treated as an acquisition with the net assets of each acquired company being stated at fair value in accordance with the purchase method of accounting.

NOTE 2. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended April 30, 2004 presented herein has been prepared as if the acquisition of WPCS and Quality had been consummated as of May 1, 2003. Likewise, the pro forma condensed consolidated statement of operations for the twelve months ended April 30, 2004 include Clayborn for the four months ended August 31, 2004 and Heinz for the eleven months ended March 31, 2004, as if the merger of these companies had been consummated as of May 1, 2003.

Pro forma statement of operations adjustments for the twelve months ended April 30, 2004 have been made for the following:

(e) To record the pro forma income tax provision adjustment for the year ended April 30, 2004 as a result of the acquisition of Quality, applying a 34% federal income tax rate to consolidated income before taxes, and a 6% state income tax rate to Quality's income before taxes. In connection with the acquisition, the Company has the option to make an Internal Revenue Code 338(h)(10) election. For income tax purposes, this provides the Company potential fair value income tax adjustments related to the purchase price, resulting in potential future income tax deductions. In the event this election is made, there will be a corresponding purchase price adjustment to the Quality selling shareholders. This purchase price adjustment has not yet been determined.

(f) To record a full year of amortization for the fair value of customer lists acquired related to the Clayborn acquisition of $16,333, and the fair value of customer lists and backlog acquired related to the Heinz acquisition of $124,000, as if the acquisitions had been consummated as of May 1, 2003. Accordingly, additional amortization of approximately $140,000 is included as a pro forma adjustment.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Income Statement
                    for the Six Months Ended October 31, 2004

                                                 FOR THE SIX           FOR THE SIX                                    PRO FORMA
                                                 MONTHS ENDED          MONTHS ENDED                                 CONSOLIDATED
                                               OCTOBER 31, 2004     SEPTEMBER 30, 2004          PRO FORMA               AFTER
                                                     WPCS                QUALITY               ADJUSTMENTS           ACQUISITION
                                               ------------------   -------------------     -------------------   ------------------
 Revenue                                             $17,574,419            $5,305,642                       -          $22,880,061
                                               ------------------   -------------------                           ------------------
Costs and expenses:

Cost of revenue                                       13,334,402             3,448,433                       -           16,782,835

Selling, general and administrative expenses           3,801,008             1,504,308                       -            5,305,316

Provision for doubtful accounts                                -                14,000                       -               14,000

Depreciation and amortization                            246,693                89,000  (h)             27,000              362,693
                                               ------------------   -------------------     -------------------   ------------------

Total costs and expenses                              17,382,103             5,055,741                  27,000           22,464,844
                                               ------------------   -------------------     -------------------   ------------------
Operating income
                                                         192,316               249,901                 (27,000)             415,217

Interest expense                                          12,763                 8,461                       -               21,224
                                               ------------------   -------------------     -------------------   ------------------
Income before provision for income taxes
                                                         179,553               241,440                 (27,000)             393,993

Income tax provision                                     (71,895)               (8,969)  (g)           (88,000)            (168,864)
                                               ------------------   -------------------     -------------------   ------------------
 Net income                                             $107,658              $232,471               ($115,000)            $225,129
                                               ==================   ===================     ===================   ==================

Basic net income per common share                          $0.01                                                              $0.01
                                               ==================                                                 ==================

Diluted net income per common share                        $0.00                                                              $0.01
                                               ==================                                                 ==================

Basic weighted average number of common shares
outstanding                                           20,849,976                                                         20,849,976
                                               ==================                                                 ==================

Diluted weighted average number of common
shares outstanding                                    21,649,944                                                         21,649,944
                                               ==================                                                 ==================

           WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT FOR THE SIX MONTHS ENDED OCTOBER 31, 2004

NOTE 1. The unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2004 presented herein has been prepared as if the acquisition of WPCS and Quality had been consummated as of May 1, 2004. The pro forma income statement for WPCS was derived from its interim unaudited financial statements on Form 10Q-SB for the six months ended October 31, 2004. The income statement for Quality was derived from its interim unaudited financial statements for the six months ended September 30, 2004.

Pro forma statement of operations adjustments for the six months ended October 31, 2004 have been made for the following:

(g) To record the pro forma income tax provision adjustment for the six months ended October 31, 2004 as a result of the acquisition of Quality, applying a 34% federal income tax rate to consolidated income before taxes, and a 6% state income tax rate to consolidated income before taxes. In connection with the acquisition, the Company has the option to make an Internal Revenue Code 338(h)(10) election. For income tax purposes, this provides the Company potential fair value income tax adjustments related to the purchase price, resulting in potential future income tax deductions. In the event this election is made, there will be a corresponding purchase price adjustment to the Quality selling shareholders. This purchase price adjustment has not yet been determined.

(h) To record the amortization for the fair value of customer lists acquired related to the Heinz acquisition, as if the acquisition had been consummated as of May 1, 2004. Accordingly, additional amortization of $27,000 is included as a pro forma adjustment.